                                                                      Exhibit A



                        DIRECTORS AND EXECUTIVE OFFICERS


Name and Business Address           Citizenship     Position and Occupation
------------------------------      -----------     -----------------------------------------
Kristian Siem                          Norway       Chairman and Chief Executive Officer
The Hopemount Shipping Co. Ltd.                     of Norex Industries Inc., Chairman and
1 Derry Street                                      Vice-President of Norex Drilling Ltd.,
London W8X 5NN England                              Chairman of the Boards of Det
                                                    Sondenfjelds-Norske
                                                    Dampskibsselskab ASA, NCL Holding
                                                    ASA and Norwegian Cruise Line
                                                    Limited and a director on the boards of
                                                    Transocean Offshore Inc., Invesco
                                                    Blue Chip Trust plc, Lambert
                                                    Fenchurch Group Plc and Ivar
                                                    Holdings ASA.


Frank Capstick                         Bermuda      Director and President of Norex
Cedar House                                         Industries Inc. and Director and
41 Cedar Avenue                                     President of Norex Drilling Ltd.
Hamilton, HM-12, Bermuda

Douglas Molyneux                       Bermuda      Director of Norex Drilling Ltd.;
Appleby, Spurling & Kempe                           attorney and barrister, Appleby,
Cedar House                                         Spurling & Kempe.
41 Cedar Avenue
Hamilton, HM EX, Bermuda

M.D. Moross                             U.K.        Director of Norex Industries Inc. and a
7 Prince's Gate                                     private investor. Mr. Moross is the
London SW7 1QL England                              father-in-law of Kristian Siem.

Barry W. Ridings                        U.S.        Director of Norex Industries Inc.,
BT Alex. Brown Incorporated                         Managing Director of BT Alex. Brown
1290 Avenue of Americas                             Incorporated and a director on the
10th Floor                                          boards of Transcor Waste Services
New York, New York 10104                            Inc., SubMicron Systems Corporation,
                                                    Noodle Kidoodle, Inc., New Valley
                                                    Corporation and Telemundo Group,
                                                    Inc.

Name and Business Address           Citizenship     Position and Occupation
------------------------------      -----------     -----------------------------------------
Dudley B. Sanger                       U.K.         Director of Norex Industries Inc. and a
29 Kingston House South                             private investor.
Ennismore Gardens
London SW7 1NF England

Ivar Siem                              Norway       Director of Norex Industries Inc.;
Furulundtoppen 25                                   Chairman of Grey Wolf, Inc., Blue
Oslo 0281 Norway                                    Dolphin Energy Company and
                                                    Seateam Technology ASA and a
                                                    Director of Det Sondenfjelds-Norske
                                                    Dampskibsselskab ASA and various
                                                    private Norwegian companies. Mr.
                                                    Siem is the brother of Kristian Siem.

Carol Summers                          Bermuda      Secretary of Norex Drilling Ltd.
Cedar House
41 Cedar Avenue
Hamilton, HM EX, Bermuda

Michael Delouche                        U.S.        Treasurer of Norex Drilling Ltd. and
11 Greenway Plaza, Ste. 1606                        Secretary and Controller of Norex
Houston, Texas  77046                               Industries Inc.


                                      A-2